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               [letterhead of PricewaterhouseCoopers LLP]


May 10, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Community Investment Partners II, L.P. and Community Investment Partners III L.P., LLLP (copies attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 4, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


cc: Mr. Daniel A. Burkhardt
    CIP Management, L.P.
    Edward D. Jones & Co.
    12555 Manchester Road
    St. Louis, Missouri 63131

    Ms. Janan Mueller
    CIP Management, L.P.
    Edward D. Jones & Co.
    12555 Manchester Road
    St. Louis, Missouri 63131